AGREEMENT

     This Agreement is made by and between IGT, a Nevada corporation, (the "Company") and Robert A. Bittman, (the "Employee"). In consideration of the mutual covenants recited herein, the parties agree as follows:

          1. EMPLOYMENT: The Company employs the employee and the Employee accepts employment upon the terms and conditions of this Agreement. Employee shall serve as Executive Vice President, Product Development during the term hereof; or in such other capacity as shall be designated from time to time by the President and Chief Operating Officer of the Company. Employee shall perform such duties and have such responsibilities of an executive or managerial nature as shall be assigned him from time to time by the President and Chief Operating
Officer of the Company.   During the period of his employment
hereunder, Employee shall devote his full business time, attention, energy, and skill as may be commercially reasonable to the promotion of the business and affairs of the Company and shall perform faithfully and to the fullest extent of his ability all duties which relate to his position of employment by the Company. Nothing contained herein shall be construed to prohibit or restrict Employee's right to devote any time, attention or effort with respect to any other activities so long as such activities are not competitive with the Company's business of designing, manufacturing and/or distributing coin operated gaming devices and do not require the devotion of time, attention or effort which would materially interfere with Employee's duties and responsibilities pursuant to this Agreement.

          2. INITIAL TERM AND EXTENDED TERM: Employee's employment term hereunder shall commence on March 18, 1996.

          The Company, on or before the expiration of the Initial
Term, shall extend the term of this Agreement for a period of not less than 51 months (but not more than 60 months).

          Following the completion of the Extended Initial Term or Extended Term hereof, the employment shall continue at will, provided that either party shall be obligated to give the other at least thirty
(30) days' written notice of termination. The Company may, at its option, waive such notice and if so waived the Employee's resignation shall be immediately effective.

          3. STANDARDS OF PERFORMANCE: Employee will perform all of his duties in a fully professional manner pursuant to the standouts of skill, competence and efficiency expected of his position, and subject to the direction and control of the Board of Directors or appropriate officers of the Company. Employee will devote his full business time, energy and attention as may be commercially reasonable to the furtherance and best interests of the Company, and to the performance of his duties hereunder. Notwithstanding anything herein to the contrary, Company acknowledges and agrees that the Employee may hold stock in CDS.

          4.   COMPENSATION, BENEFITS, AND PERSONNEL POLICIES:

               (a) As compensation for all services rendered pursuant to this Agreement, Employee shall be entitled to a base salary in a gross amount equivalent to $250,000 calculated on an annualized basis, and payable pursuant to the Company's regular payroll practices. The salary is subject to periodic review and upward adjustment as recommended and approved by the Company in its sole discretion. Employee shall also receive a one-time, cash payment in the amount of $150,000 payable ten (10) days from the commencement of the Initial Term. Employee agrees to return the entire sum of $150,000 to the Company should Employee voluntarily terminate his employment prior to December 8, 1996 without good reason. Employee is also eligible to be considered for cash sharing and for payment of a management bonus, based on criteria reasonably established and consistently applied by the Board of Directors, payable at the discretion of the Board of Directors and/or appropriate officers and based on overall company performance in meeting business plan goals as well as any additional specific criteria mutually agreed upon between Employee and the Company. Such bonus, if granted, shall take the form of cash. The Company shall still be obligated to compensate Employee as though Employee was continuously employed by Company during any interim pause in employment between the Initial Term and the Extended Term arising out of the failure of the Continued Employment Conditions including any injunction or legal impediment brought by CDS against the Company. In the event that said injunction or legal impediment prohibits the Company from compensating the Employee during this pause, Company agrees to make a one time lump sum payment equal to the compensation that otherwise would have been paid, once the injunction or legal impediment expires; provided however that Employee does not receive other compensation for work performed for anybody other than Company during any interruption of employment term unless the Employee obtains Company's written consent to work in the interim.

               (b) As additional compensation to the Employee, for services provided under this Agreement, the Company will promptly following the date hereof issue or transfer and deliver, or cause to be transferred or delivered, to Employee at a price of $.01 per share, share certificates representing 225,000 shares of restricted, fully paid and non-assessable Common Stock of the Company. The certificates representing such shares shall be held by the Company, and the shares are subject to repurchase by the Company at $.01 per share if Employee's employment with the Company terminates for any reason except as provided in Sections 5 (b), (d), (e) and (g) and 13, and provided further that: (a) at the end of two (2) years of actual service with the Company after the date of execution of this Agreement, the repurchase option shall expire with respect to a total of 75,000 shares; (b) at the end of three (3) years of actual service with the Company after the date of execution of this Agreement, the repurchase option shall expire with respect to an additional 75,000 shares; and (c) at the end of five (5) years of actual service with the Company after the date of execution of this Agreement, the repurchase option shall expire with respect to a total of 75,000 shares. The aggregate amount of share grants under this Agreement shall not exceed 225,000 shares.

               In the event that Employee's employment is suspended or interrupted for any reason, including without limitation, Employee is enjoined from employment or otherwise, Employee's restricted shares will continue to fully vest and be exercisable on each of the two, three and five year anniversary dates as though the Employee was continually employed on and after the date of execution; provided, however, such vesting shall apply with respect to only fifty percent (50%) of the restricted shares exercisable on said anniversary dates. For example, if the Employee is enjoined from working for the Company for a period of one (1) year, only fifty percent (50%) of the restricted shares will be subject to the Company's repurchase option two (2) years after the date of execution. With respect to the remaining fifty percent (50%) of the restricted shares, they shall vest and no longer be subject to the Company's repurchase option on and as of the date the Employee actually worked for the Company for a period of two (2) years. Employee's receipt of any shares of restricted stock that vest during his absence shall be conditioned on his resumption of employment with the Company immediately following the earliest to occur of the Extended Term Conditions. Employee agrees to return the fifty percent (50%) restricted shares received should he fail to resume employment in the Extended Term except as otherwise provided in Section 5.

               (c) Employee is also covered by and/or entitled to participate in the Company's policies and/or plans regarding benefits of employment, including the Company's health benefit plan and Profit Sharing/401K plan, as are customarily available to and on the same terms as executives at Employee's level. Employee's Profit Sharing Plan benefits fully vest December 7, 1996 for the entire 1996 fiscal year and each fiscal year thereafter even though the Employee's
employment term may be interrupted in the interim.   In addition,
Employee's employment is subject to the Company's personnel and financial policies as they may be developed and modified from time to time.

               (d) The Company will reimburse Employee for reasonable out-of-pocket expenses incurred in connection with the performance of his duties, including but not limited to travel expenses, food and lodging while away from home, and reasonable entertainment expenses, consistent with such policies as the Company may establish from time to time.

                      (e)      Employee shall be entitled to paid
discretionary time off in accordance with the plans, policies, programs and practices as in effect generally with respect to other peer executives of the Company. For purposes of paid discretionary time off, Employee's seniority shall revert to the seniority attained prior to Employee's resignation from the Company dated December 7, 1995.

          5.   TERMINATION OF EMPLOYMENT:

          This Agreement and all obligations hereunder shall terminate upon the earliest to occur of any of the events specified below except that the obligations contained in Sections 4 and 6 through 21 inclusive shall survive any termination hereunder:

                (a) Employee's employment term shall terminate upon expiration of the Initial Term or, if applicable, the Extended Initial Term or Extended Term of the Agreement. The expiration of the Initial Term shall not terminate the obligations of the Company and Employee under Section 2 including without limitation the Extended Initial Term and/or Extended Term of the Agreement that commences on the earlier of the occurrence of one or more of the Continued Employment Conditions and/or the Extended Term Conditions, respectively and Section 4 including without limitation continued compensation and vesting of stock.

               (b) Without cause: The Company may terminate Employee's employment at any time, without cause and for any reason other than cause, disability, death or Employee resignation, effective upon thirty (30) days' written notice to Employee. In the event Company terminates Employee without cause, Employee shall be entitled to the following: (i) lump sum payment equal to the base salary for the remaining years or term of this Agreement; (ii) any bonus which accrued (pro rata) prior to termination; (iii) any and all shares of stock of the Company issued to and owned by or beneficially held by Employee, including the restricted shares, all of which shall immediately vest and be transferred to Employee and no longer be subject to any repurchase option; (iv) any and all stock options granted to Employee which options shall be governed by their terms or the Plan pertaining to such options; and (v) any and all other Employee benefits which accrued prior to Termination.

               (c) With cause: The Company may also terminate Employee's employment, at any time and without any prior notice, written or otherwise, for cause which, for purposes of this Agreement is defined only the following events as determined by the Company, upon reasonable investigation, in its judgment and discretion, as the case may be: (i) a substantial act which is dishonest and fraudulent against the Company; (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against the Company; or (iii) a substantial act or omission which constitutes willful misconduct in the performance of the Employee's services, including refusal to perform material duties of his position or any material breach of a material term of this Agreement which is not remedied within thirty days after written notice describing the particulars of the breach from the Company to the Employee. In the event the Company terminates Employee for cause, Employee shall be entitled only to the following: (i) the accrued base salary up to and including the date of termination; (ii) any bonus which has accrued and is payable prior to termination; (iii) only those shares of stock of Company issued to and owned by or beneficially held by Employee which have actually vested and are therefore no longer subject to any repurchase option prior to the date of termination; (iv) any and all stock options granted to Employee which options shall be governed by their terms or the plan pertaining to such options; and (v) any and all Employee benefits which have accrued prior to the date of termination; provided, however, that the Employee's right to indemnity shall apply for a period of one (1) year after the effective date of termination in accordance with Section 10(d). All other unvested grants of options and unvested restrictive shares shall be forfeited as of the date of termination. In addition, Employee recognizes and acknowledges that the Company reserves the right to seek appropriate relief for whatever damage may have been caused by that cause or misconduct.

               (d) Disability: The employment of Employee may be terminated by the partial or total disability of Employee through illness or otherwise which renders him unable to substantially perform his services hereunder. For purposes hereof, the term "disability" is hereby defined to mean any substantial mental or physical disability which renders the Employee unable to perform his services and such failure or inability continues for ninety consecutive days or for a total of one hundred eighty days during any twelve month period. In the event Company terminates Employee on account of disability, Employee shall be entitled to the following on the effective date of such termination: (i) the base salary accrued up to and including the effective date of termination; (ii) any bonus which has accrued (pro rata) prior to termination; (iii) any and all shares of stock the Company issued to and owned by or beneficially held by Employee, including restricted shares all of which shall automatically vest and are therefore no longer subject to any repurchase option; (iv) any and all stock options granted to Employee which options shall be governed by their terms or the plan pertaining to such options; and (v) any and all other Employee benefits which accrued prior to the effective date of termination. All unvested grants of options and unvested restricted shares shall be forfeited as of the date of termination.

               (e) Death: The employment of Employee shall immediately terminate upon the death of Employee, in which event the Company shall not thereafter be obligated to make any further payments hereunder except amounts payable to Employee under insurance policies on the life of the Employee maintained by the Company, and Employee shall be entitled to the following: (i) the base salary accrued up to an including the date of termination; (ii) any bonus which accrued (pro rata) prior to the termination; (iii) any and all shares of stock that the Company issued to and owned by or beneficially held by Employee, including the restricted shares all of which shall automatically vest and are therefore no longer subject to any repurchase option up to and including the date of termination; (iv) any and all stock options granted to Employee which options shall be given by the terms or the plan pertaining to such options; and (v) any and all benefits which have accrued prior to the termination. All unvested grants of options and unvested restricted shares shall be forfeited as of the date of termination.

               (f) Employee Resignation: The employment of Employee may be terminated by resignation by Employee at any time; provided, however, Employee shall provide thirty (30) days' prior written notice to Company. Company may, at its option, waive such notice and the Employee's resignation shall be immediately effective. In the event Employee resigns his employment after two (2) years of actual service with the Company, Employee shall be entitled only to the following:
(i) base salary accrued up to and including the effective date of termination; (ii) any bonus which is accrued and payable prior to the effective date of termination; (iii) any and all shares of stock of the Company issued to and owned by or beneficially held by Employee, including the restricted shares, which have vested and are therefore no longer subject to any repurchase option; provided, however, Employee agrees to return any restricted shares in accordance with
Section 4(b) which have vested during his absence; (iv) any and all stock options granted to and have vested in Employee up to and including the effective date of termination; and (v) any and all other benefits which have accrued prior to the effective date of termination; provided further, however, that Employee shall not be entitled to indemnification by the Company in accordance with Section 10(d) if Employee resigns his employment any time prior to the expiration of two (2) years' of actual service with the Company.

          6.   NON-COMPETITION AND NON-SOLICITATION:

               (a) In consideration of the rights and benefits granted under this Agreement, Employee agrees that for a period of one
(1) year after termination of employment for any reason, he/she shall not, directly or indirectly, own, manage, control or associate with as an agent, officer, employee, investor, lender, or otherwise with any business entity which competes anywhere in the world with the business of the Company or any of its affiliates in the design, manufacture and/or distribution of coin-operated gaming or amusement devices and/or lottery devices, systems or tickets.

               Nothing in this subsection (a) shall be construed, however, to prevent Employee from owning securities of any publicly-owned corporation engaged in any such business, provided that the total amount of securities of each class owned by Employee in such publicly-owned corporation does not exceed one percent (1%) of the outstanding securities of such class.

               (b) During Employee's employment and for one year thereafter, Employee will not, on Employee's own behalf or on behalf of anyone else engaged in a similar line of business, directly or indirectly solicit business from any customers sold or serviced by Employee during his employment with the Company.

               (c) During Employee's employment and for one year thereafter, except as required by Employee's duties for the Company, he will not, directly or indirectly, or in concert with others, influence or otherwise cause any employee of the Company or any of its affiliates to leave their employment with the Company,

          7.   CONFIDENTIALITY, TRADE SECRETS AND ASSIGNMENT OF
INVENTIONS:

               (a) Employee acknowledges that he will, in the course of, or incident to, his employment hereunder, obtain from the Company trade secrets and other proprietary confidential business information of the Company, its corporate parent and other affiliates (the "Restricted Information") which term shall include all proprietary information that is not known by, or generally available to, the industry at large and that concerns the business or affairs of the Company and such other affiliated entities (including, without limitation, customer lists, marketing plans, pricing information and formulas, business plans and methods and employee lists, salaries and benefits). Employee acknowledges that his obtaining the Restricted Information is intended to, and necessary to, enable him successfully to solicit, obtain and/or service customers of the Company, as the duties of his employment may demand, and that the confidentiality of such Restricted Information is necessary to the Company's ability to compete with its competitors. Employee agrees that:

               (i) during the term of his employment hereunder, and at all times thereafter, he will hold all and each portion of the Restricted Information in the strictest confidence, and not disclose, communicate or divulge the same to, or use the same for the direct or indirect benefit of any person or entity (which terms, as used in this Agreement, shall include, without limitation, any firm, corporation, association or group) except as required in the performance of his duties hereunder until such information becomes known by or generally available to the industry at large; and

               (ii) upon termination of his employment hereunder for any reason whatever, he will immediately return to the Company all documents or other tangible records, and any and all copies thereof, within his possession, custody or control, containing or reflecting any information concerning the Restricted Information or any portion thereof.

               (b) Any and all writings, inventions, improvements, processes, systems, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement and any renewal hereof, whether during working hours or at any other time whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with the business now or hereafter carried on or contemplated by the Company, its parent or affiliates, including developments or expansions of its present fields of operations, shall be and hereby are the sole and exclusive property of the Company. Employee shall make full disclosure to the Company of all such writings, inventions, improvements, processes, systems, procedures and techniques and shall do all such acts and execute, acknowledge and deliver all such instruments in writing as may be necessary to vest in the Company the absolute title thereto. Employee further covenants and agrees to write and prepare all specifications and procedures and to aid and assist the Company in all other ways in order that the Company or its nominee properly can prepare and present all applications for copyright or Letters Patent thereof, can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that the Company or its nominee shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. It is understood and agreed that Employee shall not be entitled to any additional or special compensation or reimbursement in regard to any and all such writings, inventions, improvements, processes, systems, procedures and techniques.

          8.   EMPLOYEE ACKNOWLEDGMENT; EMPLOYER'S REMEDY:

               (a) Employee acknowledges that the Company and its affiliates are engaged in a highly competitive business and that the Restricted Information as well as their business techniques and programs are of great significance in enabling them to compete and participate in the various markets in which they are or seek to be active. Employee, therefore, agrees that the restrictions contained in Sections 6 and 7 above are reasonable and necessary in order to protect the legitimate interests of the Company, its corporate parent and their respective affiliates and that any violation thereof would result in irreparable injury to the Company or such other entities. Employee, therefore, acknowledges and agrees that, in the event of any violation thereof the Company and/or its corporate parent shall be authorized and entitled to obtain, from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits and benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the Company and/or its parent and affiliates may be entitled. In the event that any provision of Sections 6 or 7 above is held to be in any respect an unreasonable restriction upon Employee, then the court so holding may reduce the territory to which it pertains and/or the period of time in which it operates, or effect any other change to the extent necessary to render such sections enforceable.

               (b) As used in this Agreement, the term "affiliate," when referring to any person or entity shall mean and include any person or entity controlling, controlled by or under common control with the person or entity referred to.

          9. CERTAIN REPRESENTATIONS: EMPLOYEE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER FOR ANY REASON EXCEPT TERMINATION WITHOUT CAUSE, TO EARN, FOR A PERIOD OF ONE YEAR FROM SUCH TERMINATION, A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF SECTIONS 6 AND 7 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM IN THE SERVICE OF A NON-COMPETITOR OF THE COMPANY- EMPLOYEE ACKNOWLEDGES THAT HIS COVENANTS CONTAINED IN SECTIONS 6 AND 7 ARE GIVEN IN CONSIDERATION OF HIS EMPLOYMENT HEREUNDER.

          10.   INDEMNIFICATION:

               (a) The Company shall defend, indemnify and hold harmless Employee, Employee's family, agents, successors and assigns against any and all claims, damages, losses, judgments, fines, amounts paid in settlement, liability and expenses whether in contract or in tort, including reasonable attorney's fees (collectively "Damages"), including without limitation, Damages incurred in connection with any threatened, pending or completed action, suit, proceeding (including actions by or in the right of the Company) or arising out of or resulting from any action taken by any person, including CDS or any of its subsidiaries or affiliates, its directors, offices, employees and assigns which may concern Employee's termination of employment with CDS or discussions, execution and/or performance of this Agreement and irrespective of whether such Damages arose before or after the date hereof.

               (b) Employee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, information or other document relating to any proceeding or matter which may be subject to indemnification covered hereunder.

               (c) Employee agrees to indemnify the Company for any and all direct damages that it actually incurs as a direct result of any material and willful breach of this Agreement by Employee requiring Employee to be terminated for Cause under Section 5(c) provided, however, that such indemnity will exclude consequential damages.

               If any claim or demand is asserted against any person (individually or collectively the "Indemnified Person") in respect of which the indemnified person may be entitled to indemnification under the provisions of this Agreement, written notice of such claim or demand shall promptly be given to the person (individually or collectively the "Indemnifying Party") from whom indemnification may be sought. The Indemnifying Party shall have the right, by notifying the Indemnified Person within ten days after receipt of such notice of claim or demand to assume the entire control of the action, defense, compromise or settlement of the matter, including at the Company's expense, employment of counsel to represent the Indemnified Person. The Employee shall also have the right to employ counsel in such matter, provided, however, that the fees and expenses of such counsel shall be at the expense of the Company and subject to the Company's prior written consent. The Indemnifying Party shall not indemnify the Indemnified Party for any amounts paid in the action, defense, compromise or settlement of any matter affected without the Indemnifying Party's written consent.

               Any Damages to the Employee caused by failure of the Company to act, defend, compromise or settle any claim or demand in a reasonably expeditious manner, after the Company is given notice it will assume control of the action, defense, compromise or settlement of the matter, shall be included in the Damages for which the Company shall be obligated to indemnify the Employee.

               With respect to an Indemnified Person's legal fees and costs which the Company is required to indemnify Employee, the Company shall reimburse Employee within 30 days of Employee's written request and sufficient documentation for payment.

               (d) The provisions of Section 10 apply immediately and retroactively and shall survive the termination of this Agreement for any reason, including any renewal periods, and irrespective of whether the Indemnified Person discovered or learned of the facts justifying a claim of indemnity unless Employee voluntarily resigns his employment any time prior to the expiration of two (2) years of actual service with the Company, or is terminated for cause, in which case the provisions of Section 10 shall apply for a period of one (1) year after the termination date.

          11. GOVERNING LAW: This Agreement will be governed by and construed according to the laws of the State of Nevada without regard to conflicts of laws principle.

          12. RESOLUTION OF DISPUTES: Any dispute, controversy or claim between the Company and Employee arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall at the request of either party be submitted to and settled by arbitration conducted before a panel of three arbitrators in Washoe County, Nevada in accordance with the Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered, shall be final and binding upon the parties to the maximum extent permitted by law. The arbitrators in such action shall not be authorized to change or modify any provision of this Agreement. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction
thereof.   The arbitrator shall award reasonable expenses (including
reimbursement of the assigned arbitration costs) to the prevailing party upon application therefor.

          13.  CHANGE OF CONTROL:   Notwithstanding anything herein to
the contrary, in the event that a Change-in-Control occurs on or after the date hereof and Employee terminates for any reason; (i) Employee shall receive a lump sum payment equal to the base salary for the remaining term of this Agreement; (ii) a pro rata share of any bonus then earned); (iii) all stock options and restricted shares then held by Employee shall immediately vest in full and the restricted shares shall no longer be subject to forfeiture under any circumstances, including Employee ceasing to be employed by the Company for any reason, and the options shall be execrable in accordance with their terms or the applicable stock option plan; and (iv) any and all other Employee benefits which have accrued prior to the effective date of termination. For purposes of this section, the term "Change-in-Control" shall be defined as (a) a sale of fifty-one percent 51% or more of the Company's assets whether by value of assets or by number of assets; or (b) the merger, consolidation, division or other reorganization of the company in which its shareholders cease to own beneficially and/or record more than fifty percent (50%) of the issued and outstanding shares of the surviving or new company. Change-in-Control shall also include the Company ceasing to conduct its business, dissolving, liquidating, filing a voluntary bankruptcy petition or becoming the subject of an involuntary bankruptcy petition or becoming the subject of any state or federal insolvency proceeding of any kind. In no event shall amounts payable as a result of a Change-in-Control exceed the limits specified in Section 280G of the Internal Revenue Code.

          14.  BOARD RATIFICATION:  The Board of Directors of
International Game Technology will ratify this Agreement at the next regularly scheduled meeting of the Board of Directors, if not earlier.

          15. ENTIRE AGREEMENT: This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter of it, and supersedes and merges all prior discussions between the parties about such subject matter.

          16. SEVERABILITY: In the event that one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such holdings shall not impair the validity, legality or enforceability of the remaining provisions herein.

          17. SUCCESSORS AND ASSIGNS: This Agreement is binding on Employee's heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors and assigns.

          18. NOTICES: Any notice or other communication required or given hereunder shall be in writing and delivered personally or sent by telecopier, certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally or by telecopier, or if mailed, two days after the date of mailing, as follows:

          If to the Company addressed to it at:

               IGT
               5270 Neil Road
               Reno, Nevada 89502

          with a copy to:

               Brian McKay
               Vice President and General Counsel
               IGT
               5270 Neil Road
               Reno, Nevada 89502

          If to Employee, addressed at:

               ____________________________
               Employee
               _____________________________
               _____________________________


or at such other address as either party may from time to time specify by giving notice as provided herein.

          19. SECTION HEADINGS: The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          20. INTERPRETATION: All defined terms herein include the plural as well as the singular. All references in this Agreement to designated "Sections" or "Paragraphs" and other subdivisions are to the designated Sections and Paragraphs and other subdivisions of this Agreement. All references in this Agreement to any party shall include all permitted transferees of such party. This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provisions hereof or by reason of the status of the respective parties. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.

          21. AMENDMENTS AND WAIVERS: This Agreement may not be amended, modified, superseded, canceled, renewed, extended or any terms waived, except by written instrument signed by both parties or in the case of waiver, by the party to be charged.


          Agreed to and accepted this 12th day of March, 1996.


IGT                                 EMPLOYEE


By:  /s/Brian McKay                /s/Robert A. Bittman
Brian McKay                           Robert A. Bittman
Its: V.P. General Counsel